Aston Funds

EXHIBIT TO ITEM 77C

ASTON/ANCHOR CAPITAL ENHANCED EQUITY FUND
ASTON/BARINGS INTERNATIONAL FUND
ASTON/CORNERSTONE LARGE CAP VALUE FUND
ASTON/DOUBLELINE CORE PLUS FIXED INCOME FUND
ASTON/FAIRPOINTE MID CAP FUND
ASTON/HARRISON STREET REAL ESTATE FUND
ASTON/HERNDON LARGE CAP VALUE FUND
ASTON/LAKE PARTNERS LASSO ALTERNATIVES FUND
ASTON/LMCG EMERGING MARKETS FUND
ASTON/LMCG SMALL CAP GROWTH FUND
ASTON/MONTAG & CALDWELL BALANCED FUND
ASTON/MONTAG & CALDWELL GROWTH FUND
ASTON/MONTAG & CALDWELL MID CAP GROWTH FUND
ASTON/RIVER ROAD DIVIDEND ALL CAP VALUE FUND
ASTON/RIVER ROAD DIVIDEND ALL CAP VALUE FUND II
ASTON/RIVER ROAD INDEPENDENT VALUE FUND
ASTON/RIVER ROAD LONG-SHORT FUND
ASTON/RIVER ROAD SELECT VALUE FUND
ASTON/RIVER ROAD SMALL CAP VALUE FUND
ASTON/SILVERCREST SMALL CAP FUND
ASTON/TAMRO DIVERSIFIED EQUITY FUND
ASTON/TAMRO SMALL CAP FUND
ASTON/TCH FIXED INCOME FUND


( Each, a "Fund," collectively, the "Funds")

A combined Special Meeting of the Shareholders of Aston
Funds (the "Trust") with respect to the Funds listed above
(the "Meeting") was held on April 17, 2014 for the following purposes:

(1) To elect Trustees to the Board of Trustees of the Trust ("Proposal 1");

(2) To approve a new Investment Advisory
Agreement between the Trust, on behalf of each Fund, and Aston Asset Management, LLC
("Proposal 2"); and

(3) To approve a modified "Manager-of-Managers"
Structure under any Applicable Exemptive Order or Future Rule ("Proposal 3").

The Meeting was adjourned and reconvened with respect to Proposals 2 and 3 for each of the ASTON/Harrison Street
Real Estate Fund and ASTON/TAMRO Diversified Equity Fund on
April 24, 2014 and April 30, 2014, respectively, and again for ASTON/TAMRO Diversified Equity Fund on May 28, 2014.
All proposals were approved by the shareholders for all Funds. The results of the voting are as follows:





Proposal 1: Election of Trustees


Number of Shares Voting


                                For                   Withheld
Bruce B. Bingham              539,983,843.052       5,544,629.247

Christine C. Carsman          538,202,285.971       7,326,186.328

William E. Chapman, II        539,818,757.180       5,709,715.119

Edward J. Kaier               539,921,036.679       5,607,435.620

Kurt Keilhacker               539,975,047.022       5,553,425.277

Steven J. Paggioli            539,930,200.852       5,598,271.447

Richard F. Powers, III        539,877,654.435       5,650,817.864

Eric P. Rakowski              539,931,823.606       5,596,648.693

Victoria Sassine              540,389,099.427       5,139,372.872

Thomas R. Schneeweis          539,791,067.136       5,737,405.163


Proposal 2: Approval of New Investment Advisory Agreement with Aston Asset Management, LLC

The following numbers will be listed in the following order:
For
Against
Abstain

ASTON/Anchor Capital
Enhanced Equity Fund

9,373,836.748
111,096.622
146,304.403


ASTON/Barings
International Fund

2,064,075.819
2,311.663
0.000


ASTON/Cornerstone
Large Cap Value Fund

3,855,375.278
51,185.068
194,425.075


ASTON/DoubleLine Core
Plus Fixed Income
Fund

10,660,540.450
85,588.691
74,092.719


ASTON/Harrison Street
Real Estate Fund

647,396.208
27,217.979
14,187.181


ASTON/Fairpointe Mid
Cap Fund

63,695,805.751
407,304.247
1,371,104.904


ASTON/Herndon Large
Cap Value Fund

4,961,845.602
65,675.466
16,171.300


ASTON/Lake Partners
LASSO Alternatives
Fund

25,139,645.161
120,939.641
147,835.389


ASTON/LMCG Emerging
Markets Fund

217,374.758
0.000
0.000


ASTON/LMCG Small Cap
Growth Fund

1,811,171.027
21,796.797
16,483.767


ASTON/Montag &
Caldwell Balanced
Fund

490,632.273
35,115.610
25,667.998


ASTON/Montag &
Caldwell Growth Fund

133,929,922.008
774,445.879
1,916,811.584


ASTON/Montag &
Caldwell Mid Cap
Growth Fund

599,187.571
4,758.202
0.000


ASTON/River Road
Dividend All Cap
Value Fund

63,409,703.092
623,230.980
1,025,593.250


ASTON/River Road
Dividend All Cap
Value Fund II

4,226,614.618
12,392.638
42,583.701


ASTON/River Road
Independent Value
Fund

37,581,968.810
463,961.181
291,284.414


ASTON/River Road
Long-Short Fund

11,642,333.724
54,498.000
104,897.000


ASTON/River Road
Select Value Fund

9,351,274.587
25,986.722
35,779.021


ASTON/River Road
Small Cap Value Fund

18,009,616.322
152,610.836
22,204.361


ASTON/Silvercrest
Small Cap Fund

1,313,567.258
7,832.680
92,707.751


ASTON/TAMRO
Diversified Equity
Fund

1,869,228.476
14,138.443
11,354.637


ASTON/TAMRO Small Cap
Fund

46,629,484.827
76,702.977
397,154.576


ASTON/TCH Fixed
Income Fund

3,596,092.566
20,405.977
22,036.194



Proposal 3: Approval of a modified Manager-of-Mangers
Structure under any Applicable Exemptive Order or Future
Rule


The following numbers will be listed in the following order:

For
Against
Abstain

ASTON/Anchor Capital
Enhanced Equity Fund

8,849,041.567
587,532.731
194,660.474


ASTON/Barings
International Fund

2,064,075.819
2,311.663
0.000


ASTON/Cornerstone
Large Cap Value Fund

3,629,504.168
278,539.346
192,941.908


ASTON/DoubleLine Core
Plus Fixed Income
Fund

9,970,460.409
781,435.111
68,323.339


ASTON/Fairpointe Mid
Cap Fund

62,697,860.622
1,330,050.921
1,445,878.359


ASTON/Harrison Street
Real Estate Fund

619,984.011
48,623.567
20,192.790


ASTON/Herndon Large
Cap Value Fund

4,950,774.221
74,850.345
18,065.803


ASTON/Lake Partners
LASSO Alternatives
Fund

25,001,843.138
234,778.790
171,796.262


ASTON/LMCG Emerging
Markets Fund

217,374.758
0.000
0.000


ASTON/LMCG Small Cap
Growth Fund

1,770,552.225
54,669.172
24,229.193


ASTON/Montag &
Caldwell Balanced
Fund

462,544.432
55,360.658
33,510.791


ASTON/Montag &
Caldwell Growth Fund

131,938,029.067
2,632,026.392
2,051,120.012


ASTON/Montag &
Caldwell Mid Cap
Growth Fund

557,921.665
46,025.108
0.000


ASTON/River Road
Dividend All Cap
Value Fund

62,930,723.206
1,266,751.820
861,047.296


ASTON/River Road
Dividend All Cap
Value Fund II

4,199,352.237
41,134.887
41,101.833


ASTON/River Road
Independent Value
Fund

37,034,649.167
962,562.842
339,989.396


ASTON/River Road
Long-Short Fund

11,047,630.724
614,346.000
139,752.000



ASTON/River Road
Select Value Fund

9,299,772.452
70,114.115
43,152.763


ASTON/River Road
Small Cap Value Fund

17,918,689.155
226,128.298
39,609.067


ASTON/Silvercrest
Small Cap Fund

1,385,156.477
26,085.597
2,865.616


ASTON/TAMRO
Diversified Equity
Fund

1,835,823.596
47,146.656
11,750.304


ASTON/TAMRO Small Cap
Fund

45,851,691.539
465,463.830
786,181.011


ASTON/TCH Fixed
Income Fund

3,567,423.626
40,512.845
30,597.266